Statement to Investor Certificateholders
for Signet HELOC Trust 1995-A
Home Equity Loan Asset Backed Certificates, Series 1995-A
Pooling and Servicing Agreement dated December 06, 1995
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Distribution Date                                                                  12/20/96
Collection Period                                                       11/01/96 - 11/30/96

Balances and Factors

Beginning Pool Balance                                                       424,410,010.13
Beginning Invested Amount                                                    411,363,248.88
Beginning Investor Certificate Principal Balance                             406,075,526.88

Ending Pool Balance                                                          420,583,135.87
Ending Invested Amount                                                       406,896,418.08
Ending Investor Certificate Principal Balance                                401,608,696.08

Pool Factor                                                                       0.8354629

Rates and Percentages
Certificate Rate                                                                      5.645%
Floating Allocation Percentage                                                        96.93%

Collections
Interest Collections (net of Servicing Fee)                                    3,118,382.48
Total Principal Collections                                                   14,465,214.79
   Principal Collections(Net of TDA)                                          14,465,214.79
   Transfer Deposit Amounts                                                            0.00

Servicer Advances                                                                      0.00
Policy Draw Amount                                                                     0.00
Deficiency Amount                                                                      0.00

Investor Certificate Distributions (per $1,000 certificate)
-------------------------------------------------------------------------------------------
Total Investor Certificate Interest Distribution                                  3.9738693
-------------------------------------------------------------------------------------------
   Investor Certificate Interest                                                  3.9738693
   Carryover Amount                                                               0.0000000
   Interest on Carryover Amount                                                   0.0000000
   Overdue Investor Certificate Interest                                          0.0000000
   Interest on Overdue Investor Certificate Interest                              0.0000000

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Total Investor Certificate Principal Distribution                                 9.2923075
-------------------------------------------------------------------------------------------
   Principal Distribution Amount                                                  9.2923075
   Investor Certificate Liquidation Loss Amount*                                  0.0000000

-------------------------------------------------------------------------------------------
Total Investor Certificate Distribution                                          13.2661768
-------------------------------------------------------------------------------------------

Other Distributions
Servicing Fee                                                                    176,837.50
Reimbursement of previous Servicer Advances                                            0.00

*to be paid to Investor Certificateholders


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Charge Offs, Losses, Delinquencies and REO
Current Period Charge Off Amounts                                                      0.00
Current Period Liquidation Loss Amounts                                                0.00
Current Period Investor Certificate Liquidation Loss Amounts                           0.00
Accumulated Charge Off Amounts                                                         0.00
Accumulated Liquidation Loss Amounts                                             151,464.97
Accumulated Investor Certificate Liquidation Loss Amounts                        148,160.98

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30-59 Days Delinquent
  # of Accounts                                                                         209
  Principal Balance                                                            5,217,236.92

60-89 Days Delinquent
  # of Accounts                                                                          30
  Principal Balance                                                              748,015.10

90 and Greater Days Delinquent
  # of Accounts                                                                          40
  Principal Balance                                                              998,382.90

REO
  # of Accounts                                                                           1
  Principal Balance                                                               48,017.56
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Outstanding Payments/Reimbursements

Unpaid Carryover Amounts                                                               0.00

Unreimbursed Servicer Advances                                                         0.00

Unreimbursed Liquidation Loss Amount                                                   0.00

Defective/Eligible Substitute Mortgage Loans

Current Period Aggregate
Defective Mortgage Loans                                                         477,822.55

Current Period Aggregate
Eligible Substitute Mortgage Loans                                                     0.00





Signet Bank, as Seller and Servicer

Signed___________________________
Name: Suzanne Bachman
Title: Sr. Vice President
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